UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 4, 2008 the Management Compensation and Development Committee of the Board of Directors, or the Compensation Committee, of Celgene Corporation, or the Company, approved a resolution to establish the performance measures for the 2008 – 2010 Long Term Incentive Plan, or LTIP, the 2008 goals under the Management Incentive Plan, or MIP, and to amend and restate the 2005 Deferred Compensation Plan.

In 2003, the Company established the LTIP program under its 1998 Stock Incentive Plan, which is a long-term program designed to provide key officers and executives with specified incentive opportunities contingent upon achievement of pre-established corporate performance objectives and continued employment. The goals of the program are to create focus on key long-term objectives over time while creating a retention vehicle to ensure management continuity in key functional areas. The 2008 – 2010 LTIP, or the 2008 Cycle, began on January 1, 2008 and will end on December 31, 2010. Performance measures for the 2008 Cycle are based on the following components: 25% on earnings per share, 25% on net income and 50% on revenue. For the 2008 Cycle, performance awards will be expressed as a percentage of base salary. Although the Compensation Committee reserves the right at the time of payment to pay these awards in the form of cash or shares, it is anticipated that they will be payable in cash. It is anticipated that named executive officers will participate in this plan.

The MIP is designed to provide a variable cash compensation component for executives and employees who achieve annual corporate, business unit and individual goals. Employee goals are set annually based upon corporate-wide objectives to focus and motivate employees to achieve key business targets and to create employee ownership. Executive goals are based exclusively on achievement of key performance measures, and for 2008, will include components related to earnings, revenue and certain specified milestones. It is anticipated that named executive officers will participate in this plan.

In February 2005, the Company adopted the 2005 Deferred Compensation Plan, which operates as the Company’s ongoing deferred compensation plan and which is intended to comply with the American Jobs Creation Act of 2004. The Compensation Committee approved a resolution to amend and restate the Plan, effective January 1, 2008, in order to comply with Internal Revenue Code (IRC) Section 409A and the regulations and guidance issued thereunder and to make certain modifications to Plan features as follows:

1.	Increasing the permissible percentage of base salary deferrals from 25% to 90%;

2.	Allowing deferrals of up to 100% of Long-Term Incentive Program (LTIP) awards, Management Incentive Program (MIP) awards, and retention and new hire deferred bonuses;

3.	Permitting deferral elections and modifications of elections for performance-based compensation (e.g., MIP) through June 30th of each year;

4.	Modifying distribution options available upon termination of employment to include a lump sum payment or annual installments of 2 to 15 years;

5.	Allowing participants to elect to receive payments from accounts on up to three “in-service” distribution dates in a lump sum or 2-5 annual installments and

6.	Changing the date for distribution of accounts upon termination of employment from the later of age 55 or the one-year anniversary of termination to the first day of the 7th month following termination.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: February 8, 2008

By: /s/ David W. Gryska
Name: David W. Gryska
Title: Senior Vice President and Chief Financial Officer